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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aegean Sea Inc. of our report dated May 3, 1999 relating to the financial statements appearing in Cybex Computer Products Corporation's Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the incorporation by reference of our report dated May 3, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

         /s/ PricewaterhouseCoopers LLP

         PricewaterhouseCoopers LLP
         Birmingham, Alabama
         May 26, 2000